EXHIBIT 4(qq)

             $9,100,000 Credit Agreement between CRIIMI MAE Management, Inc.
                               and Signet Bank/Virginia










                                   $9,100,000

                                CREDIT AGREEMENT

                            DATED AS OF JUNE 30, 1995

                                     BETWEEN

                           CRIIMI MAE MANAGEMENT, INC.

                                       AND

                              SIGNET BANK/VIRGINIA
                                CREDIT AGREEMENT

This CREDIT AGREEMENT (as it may be modified, supplemented or amended from time to time, this "Agreement") dated as of 11:59 p.m., June 30, 1995 among CRIIMI MAE MANAGEMENT, INC. (the "Borrower"), and SIGNET BANK/VIRGINIA, a Commonwealth of Virginia banking corporation (the "Bank").

                                 R E C I T A L S

     WHEREAS, C.R.I., Inc. ("CRI"), certain affiliates of CRI and Signet Bank/Maryland are parties to the Third Amended and Restated Credit and Security Agreement dated March 27, 1995 (the "CRI Credit Agreement");

     WHEREAS, CRI has consummated certain transactions with the Borrower and its affiliates, all as more fully described in the Proxy Statement of CRIIMI MAE Inc. dated April 28, 1995 (the "CRIIMI MAE Proxy Statement");

     WHEREAS, in connection with such transactions, CRI assigned to CRI Acquisition, Inc. ("Acquisition") and Acquisition assumed certain Assigned Obligations, as defined below, of CRI and certain affiliates of CRI arising under the CRI Credit Agreement;

     WHEREAS, Acquisition has merged with and into the Borrower and the Borrower has assumed the Assigned Obligations as a result of such merger;

     WHEREAS, Signet Bank/Maryland, a Maryland banking corporation, assigned to the Bank the rights of Signet Bank/Maryland with respect to the Assigned Obligations;

     WHEREAS,   the  Borrower and  the Bank  wish to  restate the  terms of  the
Assigned Obligations as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of the agreements, comments and conditions contained herein, and for other good and valuable consideration, the receipt and efficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1    Definitions.

     The following terms, as used herein, have the following meanings:

     "Adjusted  London  Interbank Offered  Rate" has  the  meaning set  forth in
Section 2.4(a).

     Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Borrower or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower, or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Agreement" has the meaning set forth in the initial paragraph hereof.

     "Applicable Lending Office" means, with respect to the Bank, (i) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (ii) in the case of its Daily Federal Funds Loans, Term Federal Funds Loans or Prime Rate Loans, its Domestic Lending Office.

     "Assignment Agreement" means the Assignment and Assumption Agreement effective as of 11:58 P.M. on June 30, 1995 pursuant to which CRI assigned to Acquisition, and Acquisition assumed, the Assigned Obligations."Assigned Obligations" shall have the meaning set forth in the Assignment Agreement.

     "Bank" means Signet Bank/Virginia, a Virginia banking corporation and its successors and assigns.

     Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Borrower" means CRIIMI MAE Management, Inc., a Maryland corporation, and its successors.

     "Borrower Collateral Assignment" means the Collateral Assignment between the Bank and the Borrower effective as of 11:59 P.M. on June 30, 1995, substantially in the form of Exhibit C, attached hereto, as such may be amended, supplemented or modified from time to time.

     "Closing  Date"  means   the  date  this  Agreement  becomes  effective  in
accordance with Section 3.1.

     "Collateral" means all of the interests in personal property in or upon which the Bank is granted a security interest or lien pursuant to any of the Loan Documents.

     "Consolidated Stockholders' Equity" of any Person means, at any date, all amounts that would be included under stockholders' equity on a consolidated balance sheet of such Person and its Consolidated Subsidiaries proposed in accordance with GAAP and, including in any event any preferred stock used by such Person.

     "Consolidated Subsidiary" of any Person means, at any date, any Subsidiary of such Person or other entity, the accounts of which would be Consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "Continuation Notice" has the meaning set forth in Section 2.3(a).

     "CRIIMI Inc. Collateral Assignment" means the Collateral Assignment effective as of 11:59 P.M. on June 30, 1995, substantially in the form of Exhibit D, attached hereto, as such may be amended, supplemented or modified from time to time.

     "CRIIMI MAE Collateral Assignment" means the Collateral Assignment between the Bank and CRIIMI MAE Inc., effective as of 11:59 P.M. on June 30, 1995, substantially in the form of Exhibit E attached hereto, as such may be amended, supplemented or modified from time to time.

     "Daily Federal Funds Loan" means the Loan during such time that the interest rate is determined hereunder on the basis of the Daily Federal Funds Rate pursuant to Article VII.

     "Daily Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Signet Bank/Virginia on such day on such transactions. Any change in the Daily Federal Funds Rate shall become effective as of and on the date of such change.

     "Debt" of any Person means at any date, (i) all obligations of such Person which in accordance with generally accepted accounting principles in effect from time to time would be classified on a balance sheet of such Person as liabilities of such Person including, without limitation, (A) all obligations of such Person for borrowed money, (B) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (C) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (D) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (ii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (iii) all Debt of others Guaranteed by such Person.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the Commonwealth of Virginia are authorized by law to close.

     "Domestic Lending Office" means the Bank's office located at its address identified in the signature pages hereof as its Domestic Lending Office or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Bank.

     "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Interest Period" means, with respect to each Euro-Dollar Loan, the period commencing on the date that such Loan is continued and ending one, two or three months thereafter, as the Borrower may select pursuant to Section 2.3(a) hereof, with any subsequent Euro-Dollar Interest Period commencing on the last day of the immediately preceding Euro-Dollar Interest Period and ending one, two or three months thereafter as selected by the Borrower pursuant to
Section 2.3(a) hereof; provided that:

     (a) the first Euro-Dollar Interest Period commences hereunder on the Closing Date and ends on July 31, 1995;

     (b) any Euro-Dollar Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Euro-Dollar Interest Period shall end on the next preceding Euro-Dollar Business Day;

     (c) any Euro-Dollar Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Euro-Dollar Interest Period) shall, subject to clause (d) below, end on the last Euro-Dollar Business Day of a calendar month; and

     (d) any Euro-Dollar Interest Period that begins before the Maturity Date and would otherwise end after the Maturity Date shall end on the Maturity Date; and

     "Euro-Dollar Lending Office" means, the Bank's office, branch or affiliate located at its address identified in the signature pages hereto as its Euro-Dollar Lending Office or such other office, branch or affiliate of the Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower.

     "Euro-Dollar Loan" means the Loan during such time that the interest rate is determined hereunder on the basis of the Adjusted London Interbank Offered Rate.

     "Euro-Dollar Margin" has the meaning set forth in Section 2.4(a).

     "Euro-Dollar  Reserve  Percentage" has  the  meaning set  forth  in Section
2.4(a).

     "Event of Default" has the meaning set forth in Section 6.1.

     "Federal Funds Interest Period" means with respect to any Term Federal Funds Loan, the period commencing on the date such Loan is continued and ending on the date 30, 60 or 90 days thereafter, as the Borrower may elect in the applicable Notice of Conversion/Continuation, or on such other date as the Borrower and the Bank may mutually agree; provided that:

     (a) any Federal Funds Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

     (b) any Federal Funds Interest Period which begins before the Maturity Date and would otherwise end after the Maturity Date shall end on the Maturity Date.

     "Federal Funds Margin" means the Euro-Dollar Margin plus one-half of one percent (0.50%).

     "Fixed Rate Loans" means Euro-Dollar Loans and Term Federal Funds Loans.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Guarantor" means CRIIMI MAE Inc.

     "Guarantor's 1994 Form 10-K" means the Guarantor's annual report on Form 10-K for the year ended December 31, 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "Guaranty Agreement" shall mean the Guaranty Agreement of the Guarantor, effective as of 11:59 P.M. on June 30, 1995, in the form attached as Exhibit B, as the same may be modified, supplemented or amended from time to time.

     "Interest Period" means a Euro-Dollar Interest Period or Federal Funds Interest Period.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "LIBOR Index Rate" has the meaning set forth in Section 2.4(a).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any of its Subsidiaries shall be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means the Assigned Obligations outstanding under the terms of this Agreement.

     "Loan Documents" means this Agreement, the Note, the Guaranty, the Pledge Agreements and any other agreement, document or instrument required by, referred to in or delivered or to be delivered in connection herewith or therewith, as any of them may be modified, supplemented or amended from time to time.

     "London  Interbank Offered  Rate"  has the  meaning  set forth  in  Section
2.4(a).

     "Material Debt" means (i) with respect to the Borrower, consolidated Debt (other than the Note) of the Borrower, and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $1,000,000; and (ii) with respect to the Guarantor, consolidated Debt (other than the Guaranty) of the Guarantor and its Subsidiaries arising in one or more related or unrelated transactions, in an aggregate principal amount equal to or exceeding $10,000,000.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

     "Maturity Date" means December 31, 1998.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Note" means the promissory note of the Borrower delivered to the Bank under the terms of this Agreement, or issued in substitution or replacement therefor or in addition thereto, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loan, as modified, supplemented or amended from time to time.

     "Notice of Conversion/Continuation" has the meaning set forth in Section 2.3(b).

     "Obligations" means (i) the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts that would become due but for the automatic stay under Section 362(a) of the Bankruptcy Code or any similar or successor law), of principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to the Borrower, the Guarantor, or any Affiliate, would accrue on such obligation), premiums, fees and other amounts owing by the Borrower, the Guarantor, any Pledgor, or any Affiliate or any other person (each, an
"Obligor") under the Loan Documents relating to the Loan, and the full and prompt payment and performance when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts that would become due but for the automatic stay under Section 362(a) of the Bankruptcy Code or any similar or successor law), of all other obligations and indebtedness, including indemnities, fees and interest (including interest that, but for the filing of a petition in bankruptcy with respect to an Obligor (as defined below) would accrue on such obligation), of any Obligor, now existing or hereafter incurred  under or  arising out  of  or in  connection with  any Loan  Document,
(ii) the due performance and compliance with the terms of the Loan Documents by the Obligors, (iii) any and all sums advanced by the Bank in order to protect, preserve or enforce the Collateral and the Bank's security interests in or other claims relating to the Collateral, or any claim relating to or arising under any of the Loan Documents, or to pay any amount payable by any one or more of the Obligors under any Loan Document, or any expenses incurred by the Bank in performing any obligation of any one or more of the Obligors hereunder or thereunder that such person has failed to perform, (iv) all reasonable costs and expenses incurred or paid by the Bank as permitted hereunder or under the other Loan Documents, (v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of any one or more of the Obligors arising out of or in connection with the Loan Documents, the reasonable expenses of any such proceeding, (vi) the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on any Collateral, or of any exercise by the Bank of its rights hereunder or under any of the other Loan Documents, (vii) all extensions, renewals, replacements, refundings or modifications of any obligations (including any of the foregoing) of any one or more of the Obligors, whether now or hereafter incurred or existing under, arising out of or in connection with the Loan Documents, (viii) full and prompt payment and performance of any award of damages to or other judgment in favor of the Bank relating to any of the foregoing or otherwise arising out of or relating to the Collateral or the Loan Documents, (ix) full and prompt payment and performance of any obligations of any one or more of the Obligors relating to any settlement with the Bank of any claim or allegation relating to any of the foregoing, and (x) all reasonable attorneys' fees, expenses and costs (including court costs) incurred by the Bank relating to any of the foregoing, including reasonable fees, expenses and costs arising from the preparation of a petition or application for the recovery of attorneys' fees, expenses and costs.

     "Participant" has the meaning set forth in Section 8.6(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Pledge Agreements" means the CRIIMI Inc. Collateral Assignment, the CRIIMI MAE Collateral Assignment, the Borrower Collateral Assignment, the Stock
Pledge  Agreement, and the Subadvisor's Security Agreement.

     "Pledgors" means the Guarantor, the Subadvisor and CRIIMI, Inc.

     "Prime Rate" means the rate of interest publicly announced by the Bank (or its successor) in Richmond, Virginia from time to time as its Prime Rate, with any change in such Prime Rate to become effective as of and on the date of such change; it being understood that the Bank may charge rates of interest on other commercial loans that are at, above or below the Prime Rate.

     "Prime Rate Loan" means the Loan during such time that the interest rate is determined hereunder on the basis of the Prime Rate pursuant to Article VII.

     "Real Estate Investment Trust" means a real estate investment trust as defined in Section 856 to 860 of the Internal Revenue Code.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Restricted Payment" has the meaning set forth in Section 5.7.

     "Stock Pledge Agreement" means the Stock Pledge Agreement between the bANK and CRIIMI MAE Inc. effective as of 11:59 P.M. on jUNE 30, 1995, substantially in the form of Exhibit F attached hereto, as such may be amended, supplemented or modified from time to time.

     "Subadvisor" means  CRIIMI MAE  Services Limited  Partnership,   a Maryland
Limited Partnership.

     "Subadvisor's Security Agreement" means the Security Agreement effective as of 11:59 P.M. on June 30, 1995, between CRIIMI Mae Services Limited Partnership and the Bank, substantially in the form attached hereto as Exhibit G, as such may be amended, supplemented or modified from time to time.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Term Federal Funds Loan" means the Loan during such time that the interest rate is determined hereunder on the basis of the Term Federal Funds Rate pursuant to Article VII.

     "Term Federal Funds Rate" has the meaning set forth in Section 2.4(c).

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "Voting Stock" means securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     SECTION 1.2    Rules of Construction.

     (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, words importing the singular number shall include the plural and vice versa.

     (b) Reference to a section number, such as this Section 1.2, shall mean and include all provisions within that section of this Agreement,
          unless a particular   subsection,  paragraph  or   subparagraph  is
          specified.

     (c) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, except as otherwise specified herein, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Bank.

                                   ARTICLE II
                                   THE CREDITS

     SECTION 2.1     The Loan.

     (a) From and after the Closing Date, the Assigned Obligations, in the aggregate principal amounts of Nine Million One Hundred Thousand Dollars ($9,100,000), shall be deemed to be outstanding and shall constitute the Loan hereunder.

     (b) The Loan shall be a Euro-Dollar Loan, which may convert to a Loan bearing interest at the Daily Federal Funds Rate, the Term Federal Funds Rate or the Prime Rate as described herein.

     SECTION 2.2    The Note.

     The Loan will be evidenced by the Note. The aggregate outstanding principal amount of the Loan shall be payable in fourteen consecutive quarterly installments as follows: a total of Six Hundred Fifty Thousand Dollars ($650,000) payable on the first Domestic Business Day in October, 1995, and a like sum on the first Domestic Business Day of January, April, July and October thereafter until the Loan is fully paid. Notwithstanding any other provision of this Section 2.2, (i) for so long as the Loan is outstanding as a Daily Federal Funds Loan, Term Federal Funds Loan or Prime Rate Loan pursuant to Article VII, such principal payments shall be payable on the first Domestic Business Day of each January, April, July and October occurring after the date of the conversion to a Daily Federal Funds Loan, Term Federal Funds Loan or Prime Rate Loan and
(ii) the final payment of both principal and interest of the Loan, if not sooner paid, shall be due on the Maturity Date.

     SECTION 2.3    Continuation of Fixed Rate Loans.

     (a) Provided that no Event of Default has occurred and is continuing, and except as provided in Article VII, the Loan shall be continued as a Euro-Dollar Loan from any current Interest Period into each subsequent Interest Period, provided that prior to the termination of each Euro-Dollar Interest Period with respect to each Euro-Dollar Loan, Borrower shall give written notice (a "Continuation Notice") to the Bank of the Euro-Dollar Interest Period which shall be applicable to such portion of the Loan which remains outstanding upon the expiration of such Euro-Dollar Interest Period. Such Continuation Notice shall be given to the Bank at least three Euro-Dollar Business Days prior to the termination of such Euro-Dollar Interest Period. Each Continuation Notice shall be irrevocable and effective upon notification thereof to the Bank. If the required Continuation Notice shall not have been timely received by the Bank in accordance with this Section 2.3(a) prior to the expiration of the then relevant Euro-Dollar Interest Period in effect when such notice was required to be given, Borrower shall be deemed to have selected a Euro-Dollar Interest Period of three months to be applicable to such portion of the Loan upon expiration of such Euro-Dollar Interest Period and to have given the Bank notice of such selection.

     (b)  Provided that no Event of Default has occurred  and is continuing, for so long as the Loan is outstanding as a Term Federal Funds Loan or Daily Federal Funds Loan pursuant to Article VII, the Borrower shall have the right, subject to the terms and conditions of this Agreement, to continue in whole the Term Federal Funds Loan from any current Federal Funds
Interest Period into a subsequent Federal Funds Interest Period, or to convert such Loan to a Daily Federal Funds Loan or Term Federal Funds Loan, as the case may be, provided that the Borrower shall give the Bank notice of the
continuation of any such  Loan as hereinafter   provided.  The Borrower shall
deliver   a   Notice   of Conversion/Continuation   in  the  form  of  Exhibit
I hereto (a "Notice of Conversion/Continuation") to the Bank no later than 11:00 A.M. (Richmond, Virginia) at least one Domestic Business Day in advance of the date of the proposed date of conversion or continuation in the case of a conversion to a Daily Federal Funds Loan and at least three Domestic Business Days in advance of the date of the proposed conversion or continuation in the case of the conversion to or continuation of, a
Term   Federal Funds  Loan.   A  Notice of Conversion/Continuation shall
specify (i) the date of the proposed conversion or continuation (which  shall be a Domestic  Business Day), (ii) the  nature of the proposed  conversion or continuation,  (iii) in the  case of a  conversion to or continuation  of a
Term  Federal Funds  Loan,  the Interest  Period  applicable thereto, and
(iv) in the case of conversion to or continuation of a Term Federal
Funds Loan, that no Event of Default has occurred and is continuing. In lieu of delivery of the above-described Notice of Conversion/Continuation, the Borrower may give the Bank telephonic notice by the required time of any proposed conversion or continuation under this Section 2.3(b); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Bank on or before the proposed date of conversion or continuation. If the Borrower fails to timely deliver a Notice of Conversion/Continuation of conversion to, or continuation of, a Term Federal Funds Loan, the Borrower shall be deemed to have delivered to the Bank a Notice of Conversion/Continuation to convert such Term Federal Funds Loan to a Daily Federal Funds Loan. The Bank shall not incur any liability to Borrower in acting upon any telephonic notice referred to herein that the Bank believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this Section 2.3(b) and upon conversion or continuation in accordance with this Agreement pursuant to any such telephonic notice, Borrower shall have effected a conversion or continuation as the case may be hereunder. A Notice of Conversion/Continuation for conversion to, or continuation of, a Term Federal Funds Loan (or telephonic notice in lieu thereof) shall be irrevocable and the Borrower shall be bound to convert or continue in accordance therewith.

     (c) In the event that an Event of Default has occurred and is continuing at the time any Loan is to be continued pursuant to this Section 2.3 hereunder, any Fixed Rate Loan shall be automatically converted into a Prime Rate Loan, subject to Section 6.1 hereof.

     SECTION 2.4    Interest Rate.

     (a) Unless an Event of Default shall have occurred and be continuing, any Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Euro-Dollar Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Euro-Dollar Interest Period on the last day thereof.

"Euro-Dollar Margin" means 1.25 percent (1.25%).

The "Adjusted London Interbank Offered Rate" applicable to any Euro-Dollar Interest Period means a rate per annum equal to (a) the LIBOR Index Rate, if such rate can be determined and (b) if the LIBOR Index Rate cannot be determined, the quotient obtained (rounded upward, if necessary, to the next higher 1/16 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

The "LIBOR Index Rate" applicable to any Euro-Dollar Interest Period means a rate equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) for deposits in U.S. dollars for a period equal to such Euro-Dollar Interest Period which appear on the display designated as Telerate Page 3750 on the Dow Jones Telerate Service (or such other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 A.M., London, England time, two (2) Euro-Dollar Business Days prior to the first day of such Euro-Dollar Interest Period, provided, however, that the LIBOR Index Rate shall not be calculated if fewer than two such offered rates appear on such Telerate Page 3750.

The "London Interbank Offered Rate" applicable to any Euro-Dollar Interest Period means the rate per annum at which deposits in dollars are offered to the Euro-Dollar Lending Office of the Bank in the London Interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Euro-Dollar Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan to which such Euro-Dollar Interest Period is to apply and for a period of time comparable to such Euro-Dollar Interest Period.

"Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (b) Unless an Event of Default shall have occurred and be continuing, any Daily Federal Funds Loan shall bear interest on the outstanding principal amount thereof, from the date such Loan is converted into a Daily Federal Funds Loan until paid in full, at a rate per annum equal to the sum of the Federal Funds Margin plus the Daily Federal Funds Rate for such day. Such interest shall be payable on the first Domestic Business Day of each January, April, July and October and on each date on which such Daily Federal Funds Loan is converted to a Term Federal Funds Loan or a Euro-Dollar Loan.

     (c) Unless an Event of Default shall have occurred and be continuing, each Term Federal Funds Loan shall bear interest on the outstanding principal amount thereof, for the Federal Funds Interest Period applicable thereto, at a rate per annum equal to the sum of the Federal Funds Margin plus the applicable Term Federal Funds Rate. Such interest shall be payable for each Federal Funds Interest Period on the last day thereof.

The "Term Federal Funds Rate" applicable to any Federal Funds Interest Period means a rate per annum as determined by the Bank (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which term Federal funds would be offered to the Bank at 10:00 A.M. (Richmond, Virginia time) on the first day of such Federal Funds Interest Period in the interbank market for a period equal to such Federal Funds Interest Period and in an amount equal to the principal amount of the Federal Funds Loans scheduled to be outstanding during such Federal Funds Interest Period.

     (d) Unless an Event of Default shall have occurred and be continuing, each Prime Rate Loan shall bear interest on the outstanding principal amount thereof, from the date such Loan is converted into a Prime Rate Loan until paid in full, at a rate per annum equal to the Prime Rate. Such interest shall be payable on the first Domestic Business Day of each January, April, July and October.

     (e) During the continuance of any Event of Default, principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and after the occurrence of such Event of Default to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the Prime Rate for such day. During the continuance of any Event of Default, principal of and, to the extent permitted by law, overdue interest on any Term Federal Funds Loan shall bear interest, payable on demand, for each day from and after the occurrence of such Event of Default to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of
(i) the sum of the Federal Funds Margin plus the Term Federal Funds Rate applicable to such Loan and (ii) the Prime Rate for such day. During the continuance of any Event of Default any Daily Federal Funds Loan shall automatically be converted to a Prime Rate Loan. During the continuance of any Event of Default for each day from and after the occurrence of such Event of Default to but excluding the date of actual payment, principal of any Prime Rate Loan shall bear interest, payable on demand, until paid at a rate per annum equal to the sum of 2% plus the Prime Rate.

     (f) The Bank shall determine each interest rate applicable to the Loan hereunder. The Bank shall give prompt notice to the Borrower of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

SECTION 2.5    Facility Fees.

     The Borrower shall pay a facility fee to the Bank in the amount of $22,750, to be paid on the Closing Date.

SECTION 2.6    Prepayments.

     The Borrower may, upon at least three Domestic Business Days' notice to the Bank (which notice shall be irrevocable), prepay the Loan at any time in amounts aggregating $500,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid. Each such optional prepayment shall be applied to the installments due on the loans in the direct order of their maturities.

SECTION 2.7    General Provisions as to Payments.

     The Borrower shall make each payment of principal of, and interest on, the Loan and of fees hereunder, not later than 11:00 A.M. (Richmond, Virginia time) on the date when due, to the Bank at its Applicable Lending Office, in Federal or other funds immediately available at such Applicable Lending Office. Whenever any payment of principal of, or interest on, any Daily Federal Funds Loans, Term Federal Funds Loans or Prime Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any Euro-Dollar Loan shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the overall net income of the
Bank).

SECTION 2.8    Funding Losses.

     If (i) the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Section 2.6, Article VI or VII or otherwise) on any day other than the last day of the Interest Period applicable thereto or, (ii) the Bank, upon the request of the Borrower, agrees not to continue or convert the Loan in accordance with a Notice of Conversion/Continuation delivered to the Bank pursuant to Section 2.3(b), the Borrower shall reimburse the Bank within 15 days after demand for any resulting loss or expense incurred by it (or by a Participant in the Loan so paid or not borrowed or continued), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties for the period after any such payment or failure to borrow or continue, provided that the Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. The Bank will act in good faith and in a commercially reasonable manner to mitigate any such loss or expense. Notwithstanding any provision to the contrary contained herein, the Borrower shall not be required to reimburse the Bank for any resulting loss or expense incurred pursuant to this Section 2.9 for (i) regularly scheduled principal payments made pursuant to Section 2.2 hereof that are made on the first Domestic Business Day of each October, January, April and July and (ii) optional prepayments made pursuant to Section 2.6 hereof that are made on the first Domestic Business Day of each October, January, April and July.

SECTION 2.9    Computation of Interest and Fees.

     All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day, but excluding the last day).

                                   ARTICLE III
                                   CONDITIONS

SECTION 3.1    Effectiveness.

     This Agreement shall become effective as of 11:59 P.M. on June 30, 1995, provided that each of the following conditions shall have been satisfied (or waived in accordance with Section 8.5):

     (a) receipt by the Bank of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Bank in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

     (b)  receipt by the Bank of the fee set forth in Section 2.5 hereof;

     (c) the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true, correct and complete;

     (d) receipt by the Bank of the duly executed Note dated as of the Closing Date;

     (e) receipt by the Bank of the duly executed CRIIMI Inc. Collateral Assignment in form and substance satisfactory to the Bank covering all of the "Collateral" referred to therein and which shall be in full force and effect, together with:

          (i)  proper  financing  statements  (Forms UCC-1  or  the  appropriate equivalent) or amendments to previously filed financing statements for filing to perfect the security interest purported to be created by the CRIIMI INC. COLLATERAL assignment, Inc.;

          (ii) evidence that all other actions necessary or, in the opinion of the Bank, desirable, to perfect and protect the Lien created by the CRIIMI Inc. COllateral assignment, Inc. have been taken;

     (f) receipt by the Bank of the duly executed Stock Pledge Agreement in form and substance satisfactory to the Bank covering all of the "Collateral" referred to therein and which shall be in full force and effect, together with:

          (i) proper financing statements (Forms UCC-1 or the appropriate equivalent) or amendments to previously filed financing statements for filing to perfect the security interest purported to be created by the Stock Pledge Agreement;

          (ii) evidence that all other actions necessary or, in the opinion of the Bank, desirable, to perfect and protect the Lien created by the Stock Pledge Agreement have been taken;

     (g)  receipt  by  the  Bank of  the  duly  executed  CRIIMI MAE  Collateral
Assignment in form and substance satisfactory to the Bank covering all of the "Collateral" referred to therein and which shall be in full force and effect, together with:

          (i) proper financing statements (Forms UCC-1 or the appropriate equivalent) or amendments to previously filed financing statements for filing to perfect the security interest purported to be created by the CRIIMI MAE COLLATERAL assignment;

          (ii) evidence that all other actions necessary or, in the opinion of the Bank, desirable, to perfect and protect the Lien created by the CRIIMI MAE Collateral assignment have been taken;

     (h) receipt by the Bank of the duly executed Borrower Collateral Assignment in form and substance satisfactory to the Bank covering all of the "Collateral" referred to therein and which shall be in full force and effect, together with:

          (i) proper financing statements (Forms UCC-1 or the appropriate equivalent) or amendments to previously filed financing statements for filing to perfect the security interest purported to be created by the Borrower COLLATERAL assignment;

          (ii) evidence that all other actions necessary or, in the opinion of the Bank, desirable, to perfect and protect the Lien created by the Borrower Collateral assignment have been taken;

     (i) receipt by the Bank of the duly executed SUbadvisor's Security Agreement in form and substance satisfactory to the Bank covering all of the "Collateral" referred to therein and which shall be in full force and effect, together with:

          (i) proper financing statements (Forms UCC-1 or the appropriate equivalent) or amendments to previously filed financing statements for filing to perfect the security interest purported to be created by the SUbadvisor's Security Agreement;

          (ii) evidence that all other actions necessary or, in the opinion of the Bank, desirable, to perfect and protect the Lien created by the SUbadvisor's Security Agreement have been taken;:

     (j) receipt by the Bank of the duly executed Guaranty Agreement in form and substance satisfactory to the Bank, which shall be in full force and effect;

     (k) the fact that the representations and warranties of the Guarantor, the Subadvisor and CRIIMI, Inc. contained in the Loan Documents to which each is a party shall be true and correct and complete;

     (l) receipt by the Bank of an opinion of Arent Fox Kintner Plotkin & Kahn, counsel for the Borrower, the Guarantor, the Subadvisor and CRIIMI, Inc. in form and substance satisfactory to the Bank and covering such matters relating to the transactions contemplated hereby as the Bank may reasonably request, subject to customary assumptions, exceptions and qualifications;

     (m) for each of the Borrower, the Guarantor and CRIIMI, Inc., receipt by the Bank of the following: (A) the articles of incorporation of the Borrower, the Guarantor and CRIIMI, Inc. in effect on the Closing Date, certified as of a recent date by the Secretary of State of Maryland, (B) the bylaws of the Borrower, the Guarantor and CRIIMI, Inc. as in effect on the Closing Date, certified as of the Closing Date by their respective corporate secretaries, (C) resolutions of the boards of directors of the Borrower, the Guarantor and CRIIMI, Inc. authorizing the execution, delivery and performance of the Loan Documents, certified as of the Closing Date by their respective corporate secretaries, (D) certificates as to the incumbency and authenticity of the signatures of the officers of the Borrower, the Guarantor and CRIIMI, Inc., certified by their corporate secretaries and (E) certificates of good standing of the Borrower, the Guarantor and CRIIMI, Inc. issued as of a recent date by the Secretary of State of Maryland and each jurisdiction in which each of the Borrower, the Guarantor and CRIIMI, Inc. maintains their respective principal places of business;

     (n) for the Subadvisor, receipt by the Bank of its (A) the agreement of limited partnership in effect on the Closing Date, (B) the Certificate of Limited Partnership in effect on the Closing Date, certified as of a recent date by the Secretary of State of Maryland, and (C) a certificate of good standing in effect on the Closing Date, certified as of a recent date by the Secretary of State of Maryland;

     (o)  for CRI/AIM Investment Limited Partnership, receipt by the Bank of its
(A) the agreement of limited partnership in effect on the Closing Date, (B) the Certificate of Limited Partnership in effect on the Closing Date, certified as of a recent date by the Secretary of State of Delaware, (C) a certificate of good standing in effect on the Closing Date, certified as of a recent date by the Secretary of State of Delaware.

     (p) on the Closing Date, no event, action or proceeding shall have occurred (and the Bank shall have become aware of no facts or conditions not previously known) which (i) could have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower, the Guarantor, the Pledgors and their respective Subsidiaries, considered as a whole, (ii) which could have a material adverse effect on the ability of the Borrower, the Guarantor, or any Assignor to perform their respective obligations under the Loan Documents or (iii) which in any manner draws into question the validity of any of the Loan Documents;

     (q) receipt by the Bank of such additional agreements, opinions, certifications, instruments, documents, orders, consents and financing statements, in form and substance satisfactory to the Bank, as the Bank may reasonably request;

     (r) legal matters incident to the execution and delivery of the Agreement and the Loan Documents shall be satisfactory to the Bank and its counsel; and

     (s) no event, which after execution of the Loan Documents would constitute an Event of Default hereunder has occurred and is continuing.

     (t) receipt by the Bank of the duly executed Subadvisor's Security Agreement in form and substance satisfactory to the Bank covering all of the "Collateral" referred to therein and which shall be in full force and effect, together with:

          (i) proper financing statements (Forms UCC-1 or the appropriate equivalent) or amendments to previously filed financing statements for filing to perfect the security interest created by the Subadvisor's Security Agreement;

          (ii) evidence that all other actions necessary or, in the opinion of the Bank, desirable, to perfect and protect the Lien created by the Subadvisor's Security Agreement have been taken;

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

SECTION 4.1    Corporate Existence and Power.

     The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

SECTION 4.2    Corporate and Governmental Authorization; No Contravention.

     The execution, delivery and performance by the Borrower of the Loan Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower, or any of the Subsidiaries of the Borrower other than the Lien created by the Security Agreement.

SECTION 4.3    Binding Effect.

     The Loan Documents constitute the legal, valid, binding and enforceable agreements of the Borrower, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

SECTION 4.4    Financial Information.

     Since March 31, 1995 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole.

SECTION 4.5    Litigation.

     Except as set forth in Schedule I hereto, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower, or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could materially adversely affect the business, financial position, results of operations or prospects of the Borrower, and its respective Subsidiaries, which could materially adversely affect the ability of the Borrower to perform its obligations under the Loan Documents or which in any manner draws into question the validity of any Loan Document.

SECTION 4.6    Compliance with Laws; ERISA.

     (a) The Borrower and its respective Subsidiaries are in compliance, in all material respects, with all applicable laws, ordinances, rules, regulations and requirements of governmental bodies, agencies and officials.

     (b) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which, in the case of both (i) and
(ii) above, has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or
(iii) incurred any liability under Title IV of ERISA other than (x) a liability to the PBGC for premiums under Section 4007 of ERISA and (y) withdrawal liabilities to Multiemployer Plans not in excess of $1,000,000.

SECTION 4.7    Environmental Matters.

     In the ordinary course of their respective businesses, the officers of the Borrower and its Subsidiaries will consider the effect of Environmental Laws on their respective businesses, in the course of which they identify and evaluate potential risks and liabilities accruing to them, as applicable, as lender and lessor due to Environmental Laws. On the basis of this consideration, they have reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on their businesses, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole.

SECTION 4.8    Taxes.

     The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any material assessment received by the Borrower or its Subsidiaries, except for any amounts so assessed being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Borrower, and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

SECTION 4.9    Not an Investment Company.

     The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.10   Full Disclosure.

     All information heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Bank will be, true and accurate in all material respects (or, in the case of any projections, were or will be prepared in good faith, on the basis of the Borrower's best estimate of the information purported to be shown thereby) on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank in writing any and all facts which materially and adversely affect or may materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole the ability of the Borrower to perform its obligations under the Loan Documents or which in any manner draws into question the validity of the Loan Documents.

SECTION 4.11   Debt.

     The Borrower has no Debt outstanding on the date hereof other than the Debt outstanding hereunder.

SECTION 4.12   Title to Assets.

     The Borrower has legal title to or a legal and valid leasehold interest in all property and assets owned by it on the date hereof, and will have legal title to all property and assets acquired by it at any time subsequent to the date hereof, free and clear of all Liens, except Liens in favor of the Bank.

                                    ARTICLE V
                                    COVENANTS

     The Borrower agrees that, so long as any amount payable under any Loan Document remains unpaid:

SECTION 5.1    Information.

     The Borrower will deliver to the Bank:

     (a) within sixty days after the end of the first three fiscal quarters of the Borrower, and within 120 days after the end of each fiscal year of the Borrower, a certificate of the chief financial officer or the chief accounting officer of the Borrower stating whether any Default existed during the period covered by such financial statements or exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (b) within five Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto;

     (c) from time to time such additional information regarding the financial position or business of the Borrower, the Guarantor, any Pledgor or their respective Subsidiaries as the Bank, may reasonably request.

SECTION 5.2    Maintenance of Property; Insurance.

     (a) The Borrower will keep, and will cause each of its Subsidiaries to keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and responsible insurance companies, insurance in such amounts and against such risks (and with such risk retention) as is required by law or regulation or as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Subsidiaries operate.

SECTION 5.3    Conduct of Business and Maintenance of Existence.

     The Borrower will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary in the normal conduct of business; provided that nothing in this Section 5.3 shall prohibit (i) any merger or consolidation permitted by Section 5.8, (ii) the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Bank, or (iii) any change in the type of business conducted by the Borrower or any Subsidiary of the Borrower, which does not materially change the type of business engaged in by the Borrower, or such Subsidiary and which does not adversely affect the status of the Guarantor as a Real Estate Investment Trust.

SECTION 5.4    Compliance with Laws.

     The Borrower will comply, and cause each of its Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply therewith will not materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under the Loan Documents.

SECTION 5.5    Incurrence of Debt.

     The Borrower will not, and will not permit any of its Subsidiaries to, issue, assume, guarantee, incur or otherwise be or become liable in respect of Debt, if, after the incurrence of such Debt, there would exist the reasonable possibility of a material adverse effect on the business financial position or results of operations of the Borrower and its Subsidiaries, considered as a whole, or on the ability of the Borrower to perform its obligations under the Loan Documents, other than Debt expressly approved by the Bank, which approval shall not be unreasonably withheld.

SECTION 5.6    Limitation on Liens.

     The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its assets (including, without limitation, the Assigned Collateral), whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income (including, without limitation, from the Assigned Collateral), except (i) Liens in favor of the Bank; (ii) Liens permitted by the other Loan Documents;
(iii) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or any of its Subsidiaries, as the case may be, in accordance with GAAP; and (iv) Liens existing on the date hereof and disclosed to the Bank in Schedule II hereto.

SECTION 5.7    Restricted Payments.

     Other than in connection with the requirement to distribute taxable income in accordance with the requirements of the Internal Revenue Code applicable to Real Estate Investment Trusts, the Borrower will not and will not permit any of its Subsidiaries to:

     (a) directly or indirectly, purchase, redeem or retire any shares of capital stock of any class of the Borrower or any such Subsidiary or any warrants, rights or options to purchase or acquire any such shares of capital stock of the Borrower or any such Subsidiary; or

     (b) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of the capital stock of the Borrower or any such Subsidiary;
such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, and all such other distributions being herein collectively called "Restricted Payments" if, after making any such Restricted Payment, a Default shall have occurred and be continuing.

 SECTION 5.8   Consolidations, Mergers and Sales of Assets.

     The Borrower will not and will not permit any of its Subsidiaries to wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time), whether in one or a series of transactions, all of any substantial part of its assets; provided, however, that
(i) any Subsidiary may merge or consolidate with any other Subsidiary or the Borrower, (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets to the Borrower or another Subsidiary, (iii) the Borrower may merge with any other entity, provided that (A) the Borrower shall be the continuing or surviving corporation and (B) immediately after such merger, no Default shall have occurred and be continuing and the Borrower shall not be in default under any material loan agreement to which it is a party and
(iv) any Subsidiary may merge or consolidate with any other corporation, provided that, immediately after giving effect to such merger or consolidation, the continuing or surviving corporation of such merger or consolidation shall be such Subsidiary and, provided further, that in each case, after giving effect thereto, no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole and no Event of Default shall have occurred and be continuing.

                                   ARTICLE VI
                                    DEFAULTS

SECTION 6.1.   Events of Default.

     If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay within five Domestic Business Days of the due date any principal or interest on any Loan;

     (b) the Borrower shall fail to observe or perform any covenant contained in
Section 5.3, 5.5 through 5.8 of this Agreement;

     (c) the Borrower, the Guarantor, or any Pledgor or any of their respective Subsidiaries shall fail to observe or perform any covenant or agreement contained in any Loan Documents (other than those covered by clause (a) or (b) above) for 30 days (or, with respect to Section 5.2 of this Agreement after written notice thereof has been given to the Borrower, the Guarantor or Pledgor , as the case may be, by the Bank; provided, however, that if the Borrower is diligently proceeding to cure such default, the cure period in this subsection, the Guarantor or Pledgor, as the case may be, (c) shall be extended for such additional time, not to exceed 30 days, as is reasonably necessary to complete such cure;

     (d) any representation, warranty, certification or statement made by the Borrower, the Guarantor or any Pledgor in this Agreement or any other Loan Document, or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) any Pledge Agreement shall not create a valid and binding first priority security interest in the Collateral described therein securing the obligations of the Borrower under the Loan Documents;

     (f) the Consolidated Stockholders' Equity of the Guarantor shall at any time be less than $150,000,000;

     (g) the Borrower, the Guarantor, any Pledgor, or any of their respective Subsidiaries shall fail to make any payment in respect of any Debt to the Bank, or any Material Debt other than the Debt of the Borrower under the Loan Documents when due or within any applicable grace period;

     (h) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt of the Borrower or the Guarantor or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (i) the Borrower, the Guarantor, any Pledgor, or any of their respective Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

     (j) an involuntary case or other proceeding shall be commenced against the Borrower, the Guarantor, any Pledgor, or any of their respective Subsidiaries seeking liquidation, reorganization, rehabilitation, conservation or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, rehabilitator, conservator or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, the Guarantor or any of their respective Subsidiaries under the federal bankruptcy laws or any state insolvency laws as now or hereafter in effect;

     (k) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000;

     (l) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower, the Guarantor, any Pledgor Entity, or any of their respective Subsidiaries and such judgment or order shall continue unsatisfied, unstayed and unbonded for a period of 30 days; provided, however that a judgment or order fully covered by insurance, which coverage has not been disputed by the insurer, shall not be considered a Default;

then, and in every such event, the Bank may, by notice to the Borrower declare the Note (together with accrued interest thereon) to be, and the Note shall there upon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (i) or (j) above, without any notice to the Borrower, the Guarantor or any Pledgor, or any other act by the Bank, the Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE VII

                             CHANGE IN CIRCUMSTANCES

SECTION 7.1    Basis for Determining Interest Rate Inadequate or Unfair.

     If on or prior to the first day of any Interest Period:

     (a) (i) the Bank determines that deposits in dollars (in the applicable amounts) are not being offered to the Bank in the relevant market for such Interest Period, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to continue Euro-Dollar Loans shall be suspended; or

          (ii) the Bank determines that the Adjusted London Interbank Offered Rate will not adequately and fairly reflect the cost to the Bank of funding its Euro-Dollar Loans for such Interest Period,

the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to continue Euro-Dollar Loans shall be suspended;

     (b)  (i)   Bank determines that term Federal funds (in the applicable amounts) are not being offered to the Bank; or

          (ii) the Bank determines that the Term Federal Funds Rate will not adequately and fairly reflect the cost to the Bank of funding its Term Federal Funds Loans, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to continue Term Federal Funds Loans shall be suspended;

     (c) (i) the Bank determines that daily Federal funds (in the applicable amounts) are not being offered to the Bank; or

          (ii) the Bank determines that the Daily Federal Funds Rate will not adequately and fairly reflect the cost to the Bank of funding its Daily Federal Funds Loans, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to continue Daily Federal Funds Loans shall be suspended.

SECTION 7.2    Illegality.

     If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loan, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to continue the Euro-Dollar Loan shall be suspended. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Domestic Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank (or its Domestic Lending Office) to make, maintain or fund its Term Federal Funds Loan, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to continue Term Federal Funds Loans shall be suspended. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Domestic Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank (or its Domestic Lending Office) to make, maintain or fund its Daily Federal Funds Loan, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to continue Daily Federal Funds Loans shall be suspended.

SECTION 7.3    Increased Cost and Reduced Return.

     (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject the Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loan or the Note, or shall change the basis of taxation of payments to the Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loan or any other amounts due under this Agreement in respect of its Fixed Rate Loan or its obligations hereunder (except for changes in the rate of tax on the overall net income of the Bank or its Applicable Lending Office imposed by the jurisdiction in which the Bank's principal executive office or Applicable Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Bank (or its Applicable Lending Office) or shall impose on the Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loan or its Note;

and the result of any of the foregoing is to increase the cost to the Bank (or its Applicable Lending Office) of making or maintaining the Loan as a Fixed Rate Loan, or to reduce the amount of any sum received or receivable by the Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

     (b) If the Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Bank as a consequence of the Bank's Loan or obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

     (c) The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be prima facie evidence as to all such amounts. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

SECTION 7.4    Loans Substituted for Affected Fixed Rate Loans.

     (a) If (i) the obligation of the Bank to continue the Euro-Dollar Loan has been suspended pursuant to Section 7.1 or 7.2 or (ii) the Bank has demanded compensation under Section 7.3(a) with respect to the Euro-Dollar Loan and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to the Bank have elected that the provisions of this Section shall apply to the Bank, then, unless and until the Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply, the Loan which would otherwise be continued by the Bank as a Euro-Dollar Loan, shall be continued instead, at the option of the Borrower, as a Term Federal Funds Loan or as a Daily Federal Funds Loan, as provided in Section 2.3(b).

     (b) If (i) the obligation of any Bank to continue the Loan as a Term Federal Funds Loan has been suspended pursuant to Section 7.1 or 7.2 or (ii) the Bank is demanding compensation under Section 7.3(a) with respect to its Term Federal Funds Loans and the Borrower shall, by at least five Domestic Business Days' prior notice to the Bank, have elected that the provisions of this Section shall apply to the Bank, then, unless and until the Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply, the Loan, which would otherwise be continued by the Bank as a Term Federal Funds Loan, shall be continued instead as a Daily Federal Funds Loan.

     (c) If the obligation of the Bank to continue the Loan as a Daily Federal Funds Loan has been suspended pursuant to Section 7.1 or 7.2 or (ii) the Bank is demanding compensation under Section 7.3(a) with respect to its Daily Federal Funds Loan and the Borrower shall, by at least five domestic Business Days' prior notice to the Bank, have elected that the provisions of this Section shall apply to the Bank, then, unless and until the Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply, the Loan, which would otherwise be continued by the Bank as a Daily Federal Funds Loan, shall be continued instead as a Prime Rate Loan.

     (d) If (i) the obligation of the Bank to continue the Loan as a Euro-Dollar Loan has been suspended pursuant to Section 7.1 or 7.2 or (ii) the Bank is demanding compensation under Section 7.3(a) with respect to its Euro-Dollar Loan and the Borrower has elected that the provisions of this Section shall apply to the Bank and the Bank has notified the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply, the Loan shall be converted to a Euro-Dollar Loans on the third Euro-Dollar Business Day after the date of such notice.

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1    Notices.

     All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (y) in the case of the Borrower or the Bank at their respective addresses, telex numbers or facsimile numbers set forth on the signature pages hereof or (z) in the case of any party, such other address, telex number or facsimile number as such party may hereafter specify for the purpose by notice to the Bank and the Borrower. All notices shall be effective when received, except that notices, other than notices to the Bank under Article II or Article VII, given by certified mail, return receipt requested, which are returned as refused or undeliverable, shall be deemed given on the date mailed.

SECTION 8.2    No Waivers.

     No failure or delay by the Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 8.3    Expenses; Documentary Taxes; Indemnification.

     (a) The Borrower shall pay (i) all out-of pocket expenses reasonably incurred by the Bank, including reasonable fees and disbursements of counsel for the Bank, in connection with the preparation of this Agreement, (ii) all out-of-pocket expenses reasonably incurred by the Bank, including reasonable fees and disbursements of counsel, and reasonable fees and disbursements of in-house counsel, in connection with any single waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder; (provided, however, such in-house counsel fees with respect to any waiver, consent or amendment hereof shall not exceed $2,000.00) and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Bank, including reasonable fees and disbursements of counsel, and reasonable allocated costs of in-house counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, the Note, the Pledge Agreements, or any other Loan Document.

     (b) The Borrower agrees to indemnify the Bank and hold the Bank harmless from and against any and all liabilities, losses (other than prospective fees and interest income that would have been due hereunder for periods subsequent to the repayment of the Loan and other accrued amounts payable hereunder in full and the termination of the Commitment), damages, costs and expenses of any kind (other than general overhead and administrative expenses), including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by the Bank in connection with any investigative, administrative or judicial proceeding (whether or not the Bank shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of the Loan hereunder; provided that the Bank shall not have the right to be indemnified hereunder for (i) any proceeding against the Bank by any governmental authority, central bank or comparable agency charged with the supervision of the Bank or (ii) its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

SECTION 8.4    Right of Set-Off.

     The Borrower agrees that the Bank may exercise rights of set-off or counterclaim and other rights with respect to the Loan.

SECTION 8.5    Amendments and Waivers.

     Any provision of this Agreement or the Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Bank and the Borrower.

SECTION 8.6    Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreements without the prior written consent of the Bank.

     (b) The Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in the Loan. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which the Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the Bank will not agree to any modification, amendment or waiver of this Agreement which would (i) reduce the principal of or rate of interest on the Loan or any fees hereunder or
(ii) postpone the date fixed for any payment of principal of or interest on the Loan or any fees hereunder without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 7.3 and 7.4 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) The Bank may at any time assign all or any portion of its rights under this Agreement, the Note, the Pledge Agreements and the other Loan Documents to a Federal Reserve Bank. No such assignment shall release the Bank from its obligations hereunder.

     (d) No Participant or other transferee of the Bank's rights shall be entitled to receive any greater payment under Section 7.3 than the Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

SECTION 8.7    Governing Law; Submission to Jurisdiction.

     THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES THEREOF. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Eastern District of Virginia and of any Virginia State court for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 8.8    Counterparts; Integration.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 8.9    WAIVER OF JURY TRIAL.

     THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. This Waiver of right to a trial by jury is separately given, knowingly and voluntarily, by the Borrower, and the Bank, and this waiver is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. The Borrower, and the Bank are hereby authorized and requested to submit this Agreement to any court having jurisdiction over the subject matters and the parties hereto, so as to serve as conclusive evidence of the parties' herein contained waiver of the right to trial by jury. Further, the Borrower and the Bank hereby certify that no representative, attorney or agent of any other party has represented, expressly or otherwise, to the Borrower, or the Bank that any other party will not seek to enforce this waiver of right to trial by jury provision.

SECTION 8.10   Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

SECTION 8.11   Severability of Provisions.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provisions in any other jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         CRIIMI MAE MANAGEMENT, INC.



                         By:  /s/ Cynthia O. Azzara
                              -------------------------------
                              Cynthia O. Azzara
                         Title:    Senior Vice President/
                              Chief Financial Officer

                         Notice Address:

                         The CRI Building
                         11200 Rockville Pike
                         Rockville, Maryland  20852
                         Attention:  Cynthia O. Azzara

                         Telecopy number: (301) 231-0334
                         Verification: (301) 816-2300

                         With a copy of any notices to:
                         The Office of the General Counsel
                         Attention:  Deborah A. Linn, Esq.


SIGNET BANK/VIRIGINA


By:  /s/ Barry E. Cooper
     ------------------------
     Barry E. Cooper
     Vice President

Notice Address:

7799 Leesburg Pike
Falls Church, Virginia  22043

Attention:  Barry E. Cooper
          Vice President

Telecopy number: (703) 714-5027
Verification:   (703) 506-9712

Domestic Lending Office:

7799 Leesburg Pike
Falls Church, Virginia  22043

Euro-Dollar Lending Office:

7799 Leesburg Pike
Falls Church, Virginia  22043